FOOD LION, INC.

                PROFIT SHARING RESTORATION PLAN

                    (Effective May 4, 1995)




                        FOOD LION, INC.

                PROFIT SHARING RESTORATION PLAN
                    (Effective May 4, 1995)


                       TABLE OF CONTENTS


ARTICLE                                                      PAGE


1      TITLE AND EFFECTIVE DATE                                 1

2      DEFINITIONS                                              1

3      PARTICIPATION                                            2

4      RESTORATION OF BENEFITS                                  3

5      PROFIT SHARING RESTORATION ACCOUNT                       3

6      DISTRIBUTION OF BENEFITS                                 3

7      BENEFICIARY                                              4

8      ADMINISTRATION OF THE PLAN                               4

9      CLAIMS PROCEDURE                                         5

10     NATURE OF COMPANY'S OBLIGATION                           6

11     MISCELLANEOUS                                            6


                        FOOD LION, INC.

                PROFIT SHARING RESTORATION PLAN

                    (Effective May 4, 1995)

                            PREAMBLE

The  purpose  of  the Food Lion, Inc. Profit Sharing  Restoration
Plan is to permit select members of management and highly compensated employees of Food Lion, Inc. to defer current compensation which cannot be contributed to the Profit Sharing Retirement Plan of Food Lion, Inc. because of contribution and funding limitations imposed by the Internal Revenue Code of 1986 on qualified plans.


                           ARTICLE 1
                    TITLE AND EFFECTIVE DATE


      Section 1.01  Title.  This Plan shall be known as the  Food
Lion, Inc. Profit Sharing Restoration Plan.

      Section 1.02  Effective Date.  The effective date  of  this
Plan shall be May 4, 1995.


                           ARTICLE 2
                          DEFINITIONS


      As used herein, the following words and phrases shall have the meanings specified below unless a different meaning is clearly required by the context:

     "Beneficiary" shall mean the person or persons designated by a Participant pursuant to Article 7 hereof as being entitled to receive any benefits under this Plan.

      "Board of Directors" shall mean the Board of Directors of the Company.

     "Code" shall mean the Internal Revenue Code of 1986.

       "Committee"   means  the  Senior  Management  Compensation
Committee of the Board of Directors.

      "Company" shall mean Food Lion, Inc., a North Carolina corporation, and its successors in interest.

      "Compensation" shall mean, as to a particular Participant, the Profit Sharing Compensation for benefit accrual purposes in the Profit Sharing Plan without regard, however, for any dollar limitation or cap that otherwise applies for purposes of the Profit Sharing Plan.

     "Contribution Percentage" means, for a particular year, that percentage of the Profit Sharing Compensation of a Participant
(expressed as a percentage) which the Company contributes as a profit sharing contribution to the Profit Sharing Plan.

     "ERISA" means the Employee Retirement Income Security Act of
1974, as amended.

      "Executive" shall mean any management employee or highly compensated employee who participates in the Profit Sharing Plan, a portion of whose compensation is not recognized for benefit accrual purposes under the Profit Sharing Plan because of the dollar limitation of Section 401(a)(17) of the Code or its successor provision.

     "Profit Sharing Compensation" shall mean, as to a particular
Participant, the annual compensation for benefit accrual purposes in the Profit Sharing Plan.

       "Profit  Sharing  Plan"  shall  mean  the  Profit  Sharing
Retirement  Plan  of  Food Lion, Inc. (As  Amended  and  Restated
Effective as of December 19, 1993), as it shall be amended or restated from time to time.

       "Profit  Sharing  Restoration  Account"  is  the   account
described in Section 4.01 as a bookkeeping record for each Participant in this Plan, which may, at the discretion of the Committee, include one or more sub-accounts.

     "Participant" means an Executive who is participating in the Plan pursuant to Article 3 hereof.

      "Plan" means the Food Lion, Inc. Profit Sharing Restoration
Plan, described in this instrument, as amended or restated from time to time.

      "Plan  Year" means the Plan Year as defined in  the  Profit
Sharing Plan.


                           ARTICLE 3
                         PARTICIPATION


     Section 3.01 Participation. The Participants shall consist of only those Executives listed on Exhibit A attached hereto and made a part hereof and such other Executives who are selected from time to time by the Committee; provided, however, that all such other Participants shall be either President or a Vice-President of the Company.


                           ARTICLE 4
                    RESTORATION OF BENEFITS


      Section 4.01 Restoration of Profit Sharing Benefit. For each full or partial Plan Year in which the Plan is in effect the Company shall credit to each Participant's Profit Sharing Restoration Account an amount equal to the excess of (a) over (b) where (a) and (b) are as follows:

          (a) The product of the Contribution Percentage of the Participant multiplied by the Compensation of the Participant for the Plan Year of.

          (b)    The   amount  of  the  employer  profit  sharing
          contribution  actually allocated  for  such  plan  year
          under  the  Profit  Sharing  Plan  on  behalf  of   the
          Participant.

Such credited amount shall be credited as of the date the contribution to the Profit Sharing Plan is actually made for the Plan Year.

                              ARTICLE  5
                  PROFIT SHARING RESTORATION ACCOUNT


     Section 5.01  Separate Accounts.  Amounts credited to Profit
Sharing Restoration Accounts shall be credited in dollar amounts to a separate Profit Sharing Restoration Account for each Participant.

      Section 5.02 Return on Account Balances. Beginning as of the date as of which the first amount is credited under Section
4.01 hereof, each Participant's Profit Sharing Restoration Account balance from time to time shall, until distributed, be credited for each calendar quarter (or portion thereof) with an amount of interest calculated at a variable rate equal to the 10-year Constant Maturity Treasury yield in effect on the last day of the previous calendar quarter, as published in the Federal Reserve Statistical Release (or any successor publication).


                           ARTICLE 6
                   DISTRIBUTION OF BENEFITS


      Section 6.01 Distribution of Account Balances. Except as provided below, distribution of the vested value of a Participant's Profit Sharing Restoration Account balance shall be made on the first day of the month next succeeding the termination of Participant's employment with the Company for any reason.

        Section 6.02 Nonforfeitable Right to Employee Contributions. The Participant shall have at all times a 100% nonforfeitable and vested right to the value of his Profit Sharing Restoration Account, including the amounts credited to such account under Section 5.02 hereof.

     Section 6.03  Form of Distributions.  All distributions of a
Participant's Profit Sharing Restoration Account balance shall be made in cash only and in one lump sum.

       Section   6.04   Loans  and  Withdrawals.   No  loans   to
Participants or early withdrawals of amounts in a Participant's account under the Plan shall be permitted.


                           ARTICLE 7
                          BENEFICIARY


      Section 7.01 Beneficiaries. Except as otherwise provided below, at any relevant time for purposes of this Plan a Participant's Beneficiaries (and their respective shares and priorities) shall be those Beneficiaries (and their respective shares and priorities) that were most recently properly designated by the Participant on a form prescribed by, and submitted to, the Committee in accordance with procedures established by the Committee.

      Section 7.02 Proper Beneficiary. If the Committee is in doubt as to the proper Beneficiary to receive payments hereunder, the Company shall have the right to withhold such payments until the matter is finally adjudicated. However, any payment made by the Company, in good faith and in accordance with the Committee's determination and this Plan, shall fully discharge the Company from all further obligations with respect to that payment.

      Section 7.03 Minor or Incompetent Beneficiary. In making any payments to or for the benefit of any minor or an incompetent Participant or Beneficiary, the Company, in its sole and absolute discretion, may make a distribution to a legal or natural guardian of a minor or a court appointed guardian or representative of such incompetent. The receipt by a guardian, relative or other person shall be a complete discharge to the Company and Committee. Neither the Committee nor the Company shall have any responsibility to see to the proper application of any payments so made.


                            ARTICLE  8
                     ADMINISTRATION OF THE PLAN


      Section 8.01 Finality of Determination. Subject to the terms of the Plan, the Committee shall, from time to time, establish rules, forms and procedures for the administration of the Plan. Except as herein otherwise expressly provided, the Committee shall have the exclusive right and discretion to interpret the Plan and to decide any and all matters arising thereunder or in connection with the administration of the Plan, and it shall endeavor to act, whether by general rules or by particular decisions, so as not to discriminate in favor of or against any Participant. The decisions, actions and records of the Committee shall be conclusive and binding upon the Company and all persons having or claiming to have any right or interest in or under the Plan.

      Section 8.02 Certificates and Reports. The members of the Committee and the officers and directors of the Company shall be entitled to rely on all certificates and reports made by any duly appointed accountants, and on all opinions given by any duly appointed legal counsel, which legal counsel may be counsel for the Company.

      Section 8.03 Indemnification and Exculpation. The Company shall indemnify and save harmless each member of the Committee against any and all expenses and liabilities arising out of his membership on the Committee. Expenses against which a member of the Committee shall be indemnified hereunder shall include, without limitation, the amount of any settlement or judgment costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted, or a proceeding brought or settlement thereof. The foregoing right of indemnification shall be in addition to any other rights to which any such member of the Committee may be entitled as a matter of law.

      Section 8.04 Expenses. The expenses of administering the Plan shall be borne by the Company.

      Section 8.05 Cash-Out of Non-qualifying Participants. Notwithstanding anything in this Plan to the contrary, the Committee may remove from participation in the Plan any Participant whose participation, according to any regulation (whether proposed, temporary or final), ruling, court case or administrative interpretation, causes or may cause the Plan, in the sole discretion of the Committee, to fail to qualify as a plan described in Section 201(2) of ERISA or any successor statutory provision. Participants so removed may, notwithstanding the Plan or any Compensation Deferral Agreement, be distributed immediately in one lump sum the vested balance of their Plan accounts.


                           ARTICLE 9
                       CLAIMS PROCEDURE


      Section 9.01 Written Claim. Benefits and the value of a Participant's Profit Sharing Restoration Account shall be paid in accordance with the provisions of this Plan. The Participant, a designated Beneficiary or any other person claiming through the Participant may make a written request for benefits. This written claim shall be mailed or delivered to the Committee.

      Section 9.02 Denial of Claim. If the claim is denied, in full or in part, the Committee shall provide a written notice within ninety (90) days setting forth the specific reasons for denial, and any additional material or information necessary to perfect the claim, and an explanation of why such material or information is necessary, and appropriate information and explanation of the steps to be taken if a review of the denial is desired.

      Section 9.03 Review Procedure. If the claim is denied and review is desired, the Participant (or Beneficiary) shall notify the Committee in writing within sixty (60) days after receipt of the written notice of denial. A claim shall be deemed denied if the Committee does not take any action within the ninety (90) day period described above. In requesting a review, the Participant or his Beneficiary may request a review of the Plan document or other pertinent documents with regard to the employee benefit plan created under this Plan, may submit any written issues and comments, may request an extension of time for such written submission of issues or comments, and may request that a hearing be held. However, the decision to hold a hearing shall be within the sole discretion of the Committee.

      Section 9.04 Committee Review. The decision on the review of the denial claim shall be rendered by the Committee within sixty (60) days after the receipt of the request for review (if a hearing is not held) or within sixty (60) days after the hearing if one is held. The decision shall be written and shall state the specific reasons for the decision including reference to specific provisions of this Plan on which the decision is based.


                             ARTICLE  10
                   NATURE OF COMPANY'S OBLIGATION


      Section 10.01 Company's Payment Obligation. The Company's obligations under this Plan shall be an unfunded and unsecured promise to pay. The Company shall not be obligated under any circumstances to fund its financial obligations under this Plan.

      Section 10.02 Creditor Status. Any trust, policy or other assets which the Company may acquire or set aside to help cover its financial liabilities are and must remain general assets of the Company subject to the claims of its creditors. Neither the Company nor this Plan gives the Participant any beneficial ownership interest in any asset of the Company. All rights of ownership in any such assets are and remain in the Company, and Participants and their Beneficiaries shall have only the rights of general creditors of the Company.

      Section 10.03 No Promise of Employment. Neither this Plan nor any agreement or writing executed pursuant hereto, including, but not limited to, any Compensation Deferral Agreement, shall be construed to promise or guarantee future employment of any person.

      Section 10.04 No Guarantee of Tax Deferral. Neither this Plan or any agreement or writing executed pursuant hereto shall be construed as a representation, covenant or assurance that any amounts in a Participant's Plan accounts shall not be subject to taxation until such amounts are paid or distributed to such Participant or any Beneficiaries.


                           ARTICLE 11
                         MISCELLANEOUS


     Section 11.01 Written Notice. Any notice which shall be or may be given under the Plan shall be in writing and shall be mailed by United States mail, postage prepaid. If notice is to be given to the Company, such notice shall be addressed to the Committee of the Plan, at the address of the Company's principal offices. If notice is to be given to a Participant or other person, such notice shall be addressed to the then current address shown for such Participant or other person in the personnel records of the Company or, in the absence of any such address in such records, the last known address for such person.

      Section 11.02 Binding Effect. The Plan shall be binding upon the Company, its assigns and any successor Company which shall succeed to substantially all of its assets and business through merger, acquisition or consolidation, and upon a Participant, his Beneficiary, assigns, heirs, executors and administrators.

      Section 11.03 Amendment and Termination. The Company, acting through the Board of Directors, retains the sole and unilateral right to terminate, amend, modify, or supplement this Plan, in whole or in part, at any time. This right includes the right to make retroactive amendments. However, no Company action pursuant to this right shall reduce the accounts of any Participant or his Beneficiary nor reduce the vested portion of an account.

       Section 11.04 Nontransferability. Except insofar as contrary to applicable law, no sale, transfer, alienation, assignment, pledge, collateralization or attachment of any benefits under this Plan shall be valid or recognized by the Committee or the Company. Neither the Participant, his spouse, or designated Beneficiary shall have any power to hypothecate, mortgage, commute, modify, or otherwise encumber in advance any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony maintenance, owed by the Participant or his Beneficiary, or be transferable by operation of law in the event of bankruptcy, insolvency, or otherwise.

      Section 11.05 Legal Fees. All reasonable legal fees incurred by any Participant (or former Participant) or Beneficiary to successfully enforce his valid rights under this Plan shall be paid by the Company in addition to sums due under this Plan.

      Section 11.06 Withholding. The Company shall be entitled to withhold from payments due under the Plan or from other payments of Compensation to a Participant any and all taxes or other amounts of any nature required by any government to be withheld from compensation paid to employees.

       Section 11.07 Acceleration of Payment. The Company reserves the right to accelerate the payment of any benefits payable under this Plan at any time without the consent of the Participant, his estate, his Beneficiary or any other person claiming through the Participant.

      Section 11.08 Gender and Number. Wherever the context so requires, masculine pronouns include the feminine and singular words shall include the plural.

      Section 11.09 Applicable Law. This Plan shall be governed by the laws of the State of North Carolina.

      IN WITNESS WHEREOF, Food Lion, Inc. has caused this instrument to be executed by its duly authorized officer, to be effective as of the Effective Date.


ATTEST:                       FOOD LION, INC.


                              By:
Dan Boone, Secretary                Tom E. Smith, President





[SEAL]



                           EXHIBIT A

                      Initial Participants